Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of June 1996
Distribution Date of July 15, 1996

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                 $48,331,618.78
Beginning Pool Factor                       0.1442724

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $3,787,189.20
  Interest Collected                      $355,234.78

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $83,345.75
Total Additional Deposits                  $83,845.75

Repos/Chargeoffs                           $26,549.35
Aggregate Number of Notes Charged Off              22

Total Available Funds                   $4,200,585.99

Ending Pool Balance                    $44,543,063.97
Ending Pool Factor                          0.1329634

Servicing Fee                              $40,276.35

Repayment of Servicer Advances             $25,183.74

Reserve Account:
  Beginning Balance                     $6,724,989.27
  Target Percentage                              7.50%
  Target Balance                        $3,340,729.80
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                       $(24,938.31)
  Ending Balance                        $6,700,050.96

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             544,146.46      443
    31-60 days                             134,586.13       94
    60+ days                                21,970.03       19

    Total                                  700,702.62      460

  Balances:
    60+ days                               254,828.60       19

Memo Item - Reserve Account

  Prior Month                           $6,700,050.96
  Invest. Income                            24,938.31
    Beginning Balance                   $6,724,989.27

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of June 1996

                                                              NOTES
                                                     CLASS A-1
                                      TOTAL        (MONEY MARKET)    CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:             $335,002,547.77  $127,300,000.00  $195,976,000.00  $11,726,547.77
 Distribution Percentages                                100.00%           95.50%           4.50%
 Turbo Percentages                                       100.00%            0.00%           0.00%
 Coupon                                                   3.475%           4.475%          4.800%

Beginning Pool Balance           $48,331,618.78
Ending Pool Balance              $44,543,063.97

Collected Principal               $3,762,005.46
Collected Interest                  $355,234.78
Liquidation Proceeds/Recoveries      $83,345.75
Charge-Offs                          $26,549.35
Servicing                            $40,276.35

  Total Collections Available
    for Debt Service              $4,160,309.64

Beginning Balance                $37,081,281.04            $0.00   $33,032,690.27   $4,048,590.77

Interest Due                        $139,378.77            $0.00      $123,184.41      $16,194.36
Interest Paid                       $139,378.77            $0.00      $123,184.41      $16,194.36
Principal Due                     $3,788,554.81            $0.00    $3,618,069.84     $170,484.97
Principal Paid                    $3,788,554.81            $0.00    $3,618,069.84     $170,484.97
Turbo Principal                           $0.00            $0.00            $0.00           $0.00

Ending Balance                   $33,292,726.23            $0.00   $29,414,620.43   $3,878,105.80
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                               0.1500929728    0.3307116363

Total Distributions               $3,927,933.58            $0.00    $3,741,254.25     $186,679.33

Interest Shortfall                        $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00           $0.00

Excess Servicing                    $232,376.06

Beginning Reserve Account Balance $6,724,989.27
(Release)/Draw                      $(24,938.31)
Ending Reserve Account Balance    $6,700,050.96

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of June 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                 5               4               3              2                1
                              Feb 1996        Mar 1996        Apr 1996       May 1996        June 1996

Beg. Pool Balance         $66,059,024.32  $61,317,575.81  $56,847,775.99  $52,517,903.77  $48,331,618.78


A) Loss Trigger:
Principal of Contracts
  Charged off                 $26,418.37      $67,176.75     $125,611.36      $17,445.57      $26,549.35
Recoveries                    $64,361.46      $19,925.96     $167,300.87      $69,303.81      $83,345.75

Total Charged off
  (Months 5,4,3)             $219,206.48
Total Recoveries
  (Months 3,2,1)              319,950.43
Net Loss/(Recoveries)
  for 3 Mos.               $ (100,743.95)(a)

Total Balance
  (Months 5,4,3)         $184,224,376.12(b)

Loss Ratio [(a/b)(12)]          -0.6562%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                $233,376.47     $267,585.97     $254,828.60
  As % of Beginning
    Pool Balance                                               0.41053%        0.50951%        0.52725%
  Three Month Average                                          0.49300%        0.55172%        0.48243%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer